Exhibit 10.27
AMENDATORY AGREEMENT
TO EMPLOYMENT AGREEMENT
This AMENDATORY AGREEMENT (the “Amendatory Agreement”) is made and entered into as of the 27th day of February, 2023 by and among Lakeland Bancorp, Inc. (“Lakeland Bancorp”), Lakeland Bank (“Lakeland Bank” and collectively with Lakeland Bancorp, the “Employer”) and Thomas J. Shara (the “Executive”).
WITNESSETH:
WHEREAS, the Employer and the Executive are parties to an Employment Agreement, dated as of April 2, 2008, and amended as of August 7, 2015 (as amended, the “Agreement”); and
WHEREAS, the Agreement provides for a three year term that is automatically extended for an additional one year period on each April 2nd, unless either party provides written notice to the other party not to extend the term; provided further, that on or after the fifteenth (15th) anniversary of the Effective Date, or April 2, 2023, the term of the Agreement expires and if the Executive remains employed by the Employer, his employment will be on an at-will basis; and
WHEREAS, in light of the Merger Agreement between Lakeland Bancorp and Provident Financial Services, Inc. (“Provident”) and NL 239 Corp. (“Merger Sub”), dated as of September 26, 2022 (the "Merger Agreement"), Merger Sub will be merged with and into Lakeland Bancorp and thereafter Lakeland Bancorp will be merged into Provident (collectively, the “Merger”), the Employer desires to assure itself of the services of the Executive for a period of time to encompass the closing of the Merger, and accordingly the Employer and the Executive desire to amend the Agreement to provide that the term will be extended to April 2, 2024; and
WHEREAS, the Employer has determined that it is in the best interests of the Employer and its stockholders to enter into this Amendatory Agreement to provide for the continued employment of Executive through April 2, 2024; and
WHEREAS, Section 14 of the Agreement permits the Agreement to be amended by a writing executed by the parties thereto.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereby agree as follows:
1.Section 1(a) of the Agreement is hereby amended and restated to read as follows:
“Section 1. Employment. The Employer shall employ the Executive, and the Executive agrees to be employed by the Employer, upon the terms and conditions hereinafter provided, for a term commencing on April 2, 2008 (the “Effective Date”) and expiring on April 1, 2011 (the “Initial Term”). The Initial Term shall be automatically extended for an additional one (1) year period on each anniversary date of the Effective Date, unless on or before each such anniversary date either party provides written notice to the other of its (or his) intent not to extend the then current term, provided, however, that on and after April 2, 2024, if the Executive remains employed by the Employer, his employment shall be on an at-will basis. By way of example, if either party does not want the Initial Term to extend beyond April 1, 2011, then such party must provide written notice to the other on or before April 2, 2009. Further by way of example, if the term of this Agreement has been extended to April 1, 2012, and either party does not want the term to be extended beyond such date, then such party must provide written notice to the other on or before April 2, 2010. The Initial Term and any renewal period hereunder through April 2, 2024 are referred to herein as the “Term”.”
2.Continuation of Agreement. Except as expressly set forth herein, this Amendatory Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected and per the terms of Executive's Executive Vice Chairman Agreement with Provident Financial Services, Inc., dated as of September 26, 2022, the Agreement will terminate on the closing of the Merger Agreement. Any terms not defined herein shall have the meaning ascribed to them in the Agreement.
3.Governing Law. This Amendatory Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.
4.Counterparts. This Amendatory Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Employer has caused this Amendatory Agreement to be executed and the Executive has hereunto set his hand, all as of the date first above written.

EXECUTIVE:
/s/ Thomas J. Shara
Thomas J. Shara

LAKELAND BANCORP, INC.
By:	/s/ Mary Ann Deacon
Mary Ann Deacon, Chair
LAKELAND BANK
By:	/s/ Mary Ann Deacon
Mary Ann Deacon, Chair